GOVERNMENT LONG BOND 1.2X STRATEGY FUND

SCHEDULE OF INVESTMENTS

(Unaudited)

December 31, 2007

Face

Market

Amount

Value

U.S. TREASURY OBLIGATIONS 94.9%

United States Treasury Bond

5.00% due 05/15/37

$

64,829,000

$

70,592,703

________

Total U.S. Treasury Obligations

(Cost $66,007,673)

70,592,703

________

REPURCHASE AGREEMENTS 4.7%

Collateralized by U.S. Treasury

Obligations

Mizuho Financial Group, Inc.

issued 12/31/07 at 1.40%

due 01/02/08

2,005,306

2,005,306

Lehman Brothers Holdings,

Inc. issued 12/31/07 at

1.00% due 01/02/08

1,183,032

1,183,032

Morgan Stanley issued

12/31/07 at 1.20% due

01/02/08

308,509

308,509

______

Total Repurchase Agreements

(Cost $3,496,847)

3,496,847

______

Total Investments 99.6%

(Cost $69,504,520)

$

74,089,550

_______

Other Assets in Excess of

Liabilities – 0.4%

$

325,360

_______

Net Assets – 100.0%

$

74,414,910

Unrealized

Contracts

Loss

Futures Contracts Purchased

March 2008 U.S. Treasury

Bond Futures Contracts

(Aggregate Market Value of

Contracts $28,170,313)

242

$

(57,539)

________

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